UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported) May 4, 2005

CARLISLE COMPANIES INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware

1-9278

31-1168055

(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

13925 Ballantyne Corporate Place, Suite 400, Charlotte, NC 28277

(Address of principal executive offices)

704-501-1100

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFS 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT

Item 1.01.               Entry into a Material Definitive Agreement.

At its May 4, 2005 meeting, the Board of Directors of Carlisle Companies Incorporated (the “Company”) approved the grant under the Company’s Amended and Restated Nonemployee Director Equity Plan (the “Director Equity Plan”) of an option to acquire 1,000 shares of the Company’s common stock to each of the following non-employee directors:  Donald G. Calder, Robin S. Callahan, Paul J. Choquette, Jr., Peter L.A. Jamieson, Peter F. Krogh, Anthony W. Ruggiero, Lawrence A. Sala, Eriberto R. Scocimara and Magalen C. Webert.  The option price is $72.80, the closing market price of the Company’s common stock on the date of grant.  The options expire May 3, 2015, ten (10) years following the date of grant.  A copy of the Director Equity Plan and a copy of the Company’s form Nonqualified Stock Option Agreement are filed as Exhibits 10.1 and 10.2 to this Form 8-K.

The Director Equity Plan also authorizes the granting of awards of restricted shares of the Company’s common stock.  Attached as Exhibit 10.3 to this Form 8-K is the form of Restricted Share Agreement to be used for such awards under the Director Equity Plan.

The Director Equity Plan was approved by the Company’s shareholders at the Company’s annual meeting held on April 20, 2005.  A description of the terms and conditions of the Director Equity Plan is set forth on pages 21-24 of the Company’s definitive Proxy Statement dated March 9, 2005 which description is incorporated by reference herein and is filed as Exhibit 10.4 to this Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(c)	Exhibits

See Index to Exhibits attached hereto.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Dated: May 10, 2005	CARLISLE COMPANIES INCORPORATED

	By:	/s/ Carol P. Lowe
Carol P. Lowe, Vice President
and Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Nonemployee Director Equity Plan filed as Exhibit A to the Company’s definitive Proxy Statement dated March 9, 2005 and incorporated herein by reference.

10.2	Form of Nonqualified Stock Option Agreement for Nonemployee Directors of Carlisle Companies Incorporated.

10.3	Form of Restricted Share Agreement for Nonemployee Directors of Carlisle Companies Incorporated.

10.4	A description of the Amended and Restated Director Equity Plan is set forth on pages 21-24 to the Company’s definitive Proxy Statement dated March 9, 2005 and incorporated herein by reference.